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                                                                     EXHIBIT (j)



                          INDEPENDENT AUDITORS CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 64 to the Registration Statement (1933 Act File No. 02-90946) on Form N-1A of Eaton Vance Mutual Funds Trust of our reports each dated April 28, 2000 of High Income Portfolio and the Eaton Vance High Income Fund included in the March 31, 2000 Annual Report to Shareholders of the Fund.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information.



                                /s/ Deloitte & Touche LLP
                                ----------------------------------
                                DELOITTE & TOUCHE LLP


July 25, 2000
Boston, Massachusetts